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                                                                     EXHIBIT (n)


                           INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-104959 of Van Kampen Prime Rate Income Trust on Form N-2 under the Securities Act of 1933, of our report dated September 6, 2002, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the headings "Financial Highlights" and "Independent Auditors" in the Prospectus which is part of such Pre-Effective Amendment to the Registration Statement and under "Independent Auditors" in the Statement of Additional Information.



/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
June 11, 2003